Designated Filer:	WPM, L.P.
Issuer & Ticker Symbol:	Fidelity National Information Services, Inc. (FIS)

Date of Event Requiring Statement: March 22,2010

Exhibit 99.2

JOINT FILERS’ NAMES AND ADDRESSES

1.	Name:	WPM GP, LLC
Address:	c/o Warburg Pincus LLC

450 Lexington Avenue

New York, NY 10017

2.	Name:	Warburg Pincus Private Equity IX, L.P.
Address:	c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017
3.	Name:	Warburg Pincus IX LLC
Address:	450 Lexington Avenue
New York, NY 10017
4.	Name:	Warburg Pincus Partners, LLC
Address:	c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017
5.	Name:	Warburg Pincus LLC
Address:	c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017
6.	Name:	Warburg Pincus & Co.
Address:	c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017
7.	Name:	Charles R. Kaye
Address:	c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017
8.	Name:	Joseph P. Landy
Address:	c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017